Exhibit (h)
      Shares
HORIZON TECHNOLOGY FINANCE CORPORATION
COMMON STOCK, PAR VALUE $0.001 PER SHARE
FORM OF
UNDERWRITING AGREEMENT
          , 2010

,2010
Morgan Stanley & Co. Incorporated
UBS Securities LLC
     As Representatives of the several Underwriters
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, New York 10036
      UBS Securities LLC
      299 Park Avenue
      New York, New York 10171
Ladies and Gentlemen:
     Horizon Technology Finance Corporation, a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), for whom Morgan Stanley & Co. Incorporated (“Morgan Stanley”) and UBS Securities LLC (“UBS”) are acting as representatives (in such capacity, the “Representatives”), and Compass Horizon Partners, L.P., a Delaware limited partnership (the “Selling Shareholder”), hereto severally proposes to sell to the several Underwriters, an aggregate of       shares of the common stock, par value $0.001 per share of the Company (the “Firm Shares”), of which       shares are to be issued and sold by the Company and       shares are to be sold by the Selling Shareholder.
     The Company also proposes to issue and sell to the several Underwriters not more than an additional       shares of its common stock, par value $0.001 per share (the “Additional Shares”) if and to the extent that the Representatives shall have determined to exercise, on behalf of the Underwriters, the right to purchase such shares of common stock granted to the Underwriters in Section 4 hereof. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the “Shares.” The shares of common stock, par value $0.001 per share of the Company to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Stock.” The Company and the Selling Shareholder are hereinafter sometimes collectively referred to as the “Sellers.”
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. 333-165570), including a prospectus, relating to the Shares. The registration statement as amended at the time it becomes effective, including the information (if any) (the “Rule 430A Information”) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act of 1933, as amended (the “Securities Act“), is hereinafter referred to as the “Registration Statement”; the prospectus in the form first used to confirm sales of Shares is hereinafter referred to as the “Prospectus.” If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement.
     A Form N-6F Notice of Intent to Elect to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File No. 814-00802) (the “Notice of Intent“) was filed, pursuant to Section 6(f) of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”) with the Commission on March 19, 2010. A Form N-54A Notification of Election to be Subject to Sections 55 Through 65 of the Investment Company Act of 1940 filed pursuant to Section 54(a) of the Investment Company Act (File No. 814-     ) (the “Notification of Election”) was filed under the Investment Company Act with the Commission on       , 2010.
     The Company has entered into an Investment Management Agreement, dated as of       , 2010 (the “Investment Management Agreement”), with Horizon Technology Finance Management LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended and the rules and regulations thereunder (the “Advisers Act”).
     The Company has also entered into an Administration Agreement, dated as of       , 2010 (the “Administration Agreement”) with the Adviser.
     Prior to the execution of this Agreement, Compass Horizon Funding Company, LLC (“Compass Horizon”) made a cash distribution to Compass Horizon Partners, LP, one of its members, of $      (the “Pre-IPO Distribution”) and Compass Horizon Partners, LP and HTF-CHF Holdings LLC exchanged their membership interests in Compass Horizon for       shares of Common Stock (the “Share Exchange”).
     For purposes of this Agreement, “Time of Sale Prospectus” means the preliminary prospectus together with the information included on Schedule II hereto, and “broadly available road show” means any “road show” (as defined in Rule 433 under the Securities Act).
     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.
     (b) (i) The Company is eligible to use Form N-2. The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act, the applicable rules and regulations of the Commission thereunder and the Investment Company Act, (iii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 6), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iv) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (v) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by any Underwriter through the Representatives expressly for use therein.
     (c) The financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the date indicated and the consolidated statement of operations, statement of stockholders’ equity and statement of cash flows of the Company for the periods indicated; there are no financial statements that are required to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus that are not included as required; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The “Selected Financial Data” included in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus. The financial data set forth in the

Time of Sale Prospectus and in the Prospectus under the caption “Capitalization” fairly presents the information set forth therein on a basis consistent with that of the audited financial statements and related notes thereto contained in the Registration Statement. The pro forma financial information with respect to the Company included under the captions “Unaudited Selected Pro Forma Condensed Consolidated Financial Data,” “Unaudited Pro Forma Per Share Data” and “Unaudited Pro Forma Condensed Consolidated Financial Statements” and elsewhere in the Registration Statement, the Time of Sale Prospectus and the Prospectus present fairly in all material respects the information contained therein, has been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and has been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. There is no other pro forma financial information that is required to be included in the Registration Statement, the Time of Sale Prospectus and the Prospectus that is not included as required.
     (d) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (e) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole; all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly by the Company, free and clear of all liens, encumbrances, equities or claims.
     (f) This Agreement has been duly authorized, executed and delivered by the Company.
     (g) The Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the

Company and are valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
     (h) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in each of the Time of Sale Prospectus and the Prospectus.
     (i) The shares of Common Stock (including the Shares to be sold by the Selling Shareholder) outstanding prior to the issuance of the Shares to be sold by the Company have been duly authorized and are validly issued, fully paid and non-assessable.
     (j) The Shares to be sold by the Company have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights.
     (k) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Investment Management Agreement and the Administration Agreement will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Investment Management Agreement or the Administration Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
     (l) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
     (m) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, or on the power or ability of the Company to perform its obligations under this Agreement, the Investment Management Agreement or the Administration Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (n) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the Securities Act, complied when so filed in all material respects with the Securities Act, the applicable rules and regulations of the Commission thereunder and the Investment Company Act.
     (o) When the Notification of Election was filed with the Commission, it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.
     (p) The Company will not, as of the Closing Date and any Option Closing Date, have filed with the Commission any notice of withdrawal of the Notification of Election pursuant to Section 54(c) of the Investment Company Act. The Notification of Election is effective and no order of suspension or revocation of such election has been issued or proceedings therefor initiated or, to the best knowledge of the Company, threatened by the Commission.
     (q) (A) The Company has duly elected to be treated by the Commission under the Investment Company Act as a business development company, such election is effective and the Company has not withdrawn such election and, to the Company’s knowledge, the Commission has not ordered such election to be withdrawn nor, to our knowledge have proceedings to effectuate such withdrawal been initiated or threatened by the Commission; and all action required of the Company under the Securities Act and the Investment Company Act to make the public offering and consummate the sale of the Shares as provided in this Agreement has been taken; (B) the provisions of the corporate charter and by-laws of the Company and the investment objectives, policies and restrictions of the Company described in the Prospectus, assuming they are implemented as described, will comply in all material respects with the requirements of the Investment Company Act; and (C) as of the time of each sale of Shares, as of the Closing Date and as of any Option Closing Date, the operations of the Company are in compliance in all material respects with the provisions of the Investment Company Act applicable to business development companies.

     (r) The Company is not, and after giving effect to the (i) Pre-IPO Distribution and Share Exchange, (ii) the offering and sale of the Shares and (iii) the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act.
     (s) Each subsidiary of the Company qualifies, and after giving effect to the (i) Pre-IPO Distribution and Share Exchange, (ii) the offering and sale of the Shares and (iii) the application of the proceeds thereof as described in the Prospectus will qualify, for the exclusion from the definition of “investment company” in Section 3(c)(1) or Section 3(c)(7) of the Investment Company Act.
     (t) The Company and each of its subsidiaries are, and at all times through the completion of the transactions contemplated hereby will be, in compliance in all material respects with the applicable terms and conditions of the Securities Act, the applicable rules and regulations of the Commission thereunder and the Investment Company Act. No person is serving or acting as an officer, director or investment adviser of the Company or any subsidiary of the Company except in accordance with the applicable provisions of the Investment Company Act and the Advisers Act. The Company is not aware that any executive, key employee or significant group of employees of the Company plans to terminate employment with the Company.
     (u) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (v) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

     (w) Except as disclosed in the Time of Sale Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.
     (x) Neither the Company nor any of the Company’s subsidiaries or affiliates, nor any director, officer, or employee of the Company, nor, to the Company’s knowledge, any agent or representative of the Company or any of the Company’s subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (y) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (z) (i) The Company represents that neither the Company nor any of the Company’s subsidiaries (collectively, the “Company Entity”) or any director, officer, employee, agent, affiliate or representative of the Company Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
          (ii) The Company Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
          (iii) The Company Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     (aa) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and its subsidiaries, except in each case as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
     (bb) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus.
     (cc) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (dd) No material labor dispute with the employees of the Company or any of its subsidiaries exists, except as described in the Time of Sale Prospectus, or, to the knowledge of the Company, is imminent; and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (ee) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.
     (ff) The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Company and its subsidiaries, taken as a whole, except as described in the Time of Sale Prospectus.
     (gg) There are no business relationships or related party transactions involving the Company or any other person required to be described in the Prospectus which have not been described as required.

     (hh) The Company has not, directly or indirectly, extended credit, arranged to extend credit or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company.
     (ii) Any statistical and market-related data included in the Registration Statement, the Time of Sale Prospectus and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.
     (jj) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles, to calculate net asset value, and to maintain asset accountability, and to maintain material compliance with the books and records requirements under the Investment Company Act; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (kk) There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (ll) The Company has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by the Company, including policies and procedures that provide oversight of compliance by each investment adviser, administrator and transfer agent of the Company.
     (mm) Except as described in the Time of Sale Prospectus, the Company has not sold, issued or distributed any shares of Common Stock during the six-

month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.
     (nn) The Pre-IPO Distribution and the Share Exchange have been consummated in a manner consistent in all material respects with the description thereof in each of the Time of Sale Prospectus and the Prospectus.
     (oo) McGladrey & Pullen LLP, who has certified the financial statements of the Company and delivered its report with respect to the audited financial statements included in the Registration Statement, the Time of Sale Prospectus and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act, the applicable rules and regulations of the Commission thereunder and the Investment Company Act.
     (pp) The Company intends to (i) operate its business so as to qualify as a regulated investment company under Subchapter M of the Code, and (ii) direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Code.
     (qq) The Company (i) has filed or has caused to be filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the Company and its subsidiaries, taken as a whole), and (ii) has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.
     (rr) The Company is not aware that any executive, key employee or significant group of employees of the Company is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such violation would not have a material adverse effect on the Company.
     2. Representations and Warranties of the Adviser. The Adviser represents and warrants to, and agrees with, each of the Underwriters that:
     (a) The Adviser has been duly organized, is validly existing as a limited liability company in good standing under the laws of the jurisdiction of its organization, has the limited liability company power and authority to own its property and to conduct its business as described in the Time of Sale Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Adviser.
     (b) The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and the Adviser is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement as an investment adviser to the Company, as contemplated by the Time of Sale Prospectus and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances, the existence of which could lead to any proceeding which might adversely affect the registration of the Adviser with the Commission.
     (c) This Agreement has been duly authorized, executed and delivered by the Adviser.
     (d) The Investment Management Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Adviser and are valid and binding obligations of the Adviser, as applicable, enforceable against the Adviser in accordance with their terms.
     (e) No person is serving as an officer, director or investment adviser of the Company or any subsidiary of the Company except in accordance with the applicable provisions of the Investment Company Act and the Advisers Act. The Adviser is not aware that any executive, key employee or significant group of employees of the Adviser plans to terminate employment with the Adviser.
     (f) The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Time of Sale Prospectus and the Prospectus and under this Agreement, the Investment Management Agreement and the Administration Agreement, as applicable.
     (g) The execution and delivery by the Adviser of, and the performance by the Adviser of its obligations under, this Agreement, the Investment Management Agreement and the Administration Agreement will not contravene any provision of applicable law or the certificate of formation or limited liability company agreement of the Adviser or any agreement or other instrument binding upon the Adviser that is material to the Adviser, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Adviser, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Adviser of its obligations under this Agreement, the Investment Management Agreement or the Administration Agreement, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
     (h) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Adviser from that set forth in the Time of Sale Prospectus.
     (i) There are no legal or governmental proceedings pending or threatened to which the Adviser is a party or to which any of the properties of the Adviser is subject (i) other than proceedings accurately described in all material respects in the Time of Sale Prospectus and proceedings that would not have a material adverse effect on the Adviser or on the power or ability of the Adviser to perform its obligations under this Agreement, the Investment Management Agreement or the Administration Agreement or to consummate the transactions contemplated by the Time of Sale Prospectus or (ii) that are required to be described in the Registration Statement or the Prospectus and are not so described.
     (j) Subsequent to the respective dates as of which information is given in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, (i) the Adviser has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction; (ii) the Adviser has not purchased any of its outstanding limited liability company interests, nor declared, paid or otherwise made any dividend or distribution of any kind on its limited liability company interests other than ordinary and customary dividends; and (iii) there has not been any material change in the limited liability company interests, short-term debt or long-term debt of the Adviser, except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus, respectively.
     (k) The Adviser possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Adviser has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Adviser, except as described in the Time of Sale Prospectus.
     (l) The description of the Adviser and the information on the other funds managed by the Adviser (including performance information) contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus does not, and prior to the time of purchase will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

     (m) The Adviser has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser.
     (n) The Adviser maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with its management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code; (ii) transactions are recorded as necessary to permit preparation of the Company’s financial statements in conformity with generally accepted accounting principles, to calculate net asset value, and to maintain asset accountability, and to maintain material compliance with the books and records requirements under the Investment Company Act; (iii) access to assets is permitted only in accordance with its management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (o) The Adviser is not aware that any executive, key employee or significant group of employees of the Adviser is subject to any non-compete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser except where such violation would not have a material adverse effect on the Adviser.
     (p) Neither the Adviser nor any of the Adviser’s subsidiaries or affiliates, nor any director, officer, or employee of the Adviser, nor, to the Adviser’s knowledge, any agent or representative of the Adviser or of any of the Adviser’s subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Adviser and its respective subsidiaries and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

     (q) (i) The Adviser represents that neither the Adviser nor any of the Adviser’s subsidiaries (collectively, the “Adviser Entity”) or any director, officer, employee, agent, affiliate or representative of the Adviser Entity, is a Person that is, or is owned or controlled by a Person that is:
     (A) the subject of any Sanctions, nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
     (ii) The Adviser Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (iii) The Adviser Entity represents and covenants that it has not knowingly engaged in, is not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.
     3. Representations and Warranties of the Selling Shareholder. The Selling Shareholder represents and warrants to and agrees with each of the Underwriters that:
     (a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Shareholder.
     (b) The execution and delivery by the Selling Shareholder of, and the performance by the Selling Shareholder of its obligations under, this Agreement, the Custody Agreement signed by the Selling Shareholder and [ ], as Custodian, relating to the deposit of the Shares to be sold by the Selling Shareholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as the Selling Shareholder’s attorney-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate of incorporation or by-laws of the Selling Shareholder (if the Selling Shareholder is a corporation), or any agreement or other instrument binding upon the Selling Shareholder or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Shareholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Shareholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of the Selling Shareholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Shares.
     (c) The Selling Shareholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, transfer and deliver the Shares to be sold by the Selling Shareholder or a security entitlement in respect of such Shares.
     (d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Selling Shareholder and are valid and binding agreements of the Selling Shareholder.
     (e) Upon payment for the Shares to be sold by the Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and

(z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.
     (f) The Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in Section 1 of this Agreement and of the Adviser contained in Sections 1 and 2 of this Agreement are not true and correct, is familiar with the Registration Statement, the Time of Sale Prospectus and the Prospectus and has no knowledge of any material fact, condition or information not disclosed in the Time of Sale Prospectus or the Prospectus that has had, or may have, a material adverse effect on the Company and its subsidiaries, taken as a whole. The Selling Shareholder is not prompted by any information concerning the Company or its subsidiaries which is not set forth in the Time of Sale Prospectus to sell its Shares pursuant to this Agreement.
     (g) (i) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Time of Sale Prospectus does not, and at the time of each sale of the Shares in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 6), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) each broadly available road show, if any, when considered together with the Time of Sale Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties set forth in this paragraph 3(g) are limited to statements or omissions made in reliance upon information relating to the Selling Shareholder expressly for use in the Registration Statement, the Time of Sale Prospectus, the Prospectus or any amendments or supplements thereto.
     4. Agreements to Sell and Purchase. Each Seller, severally and not jointly, hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase

from such Seller at $     a share (the “Purchase Price”) the number of Firm Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the number of Firm Shares to be sold by such Seller as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to sell to the Underwriters the Additional Shares, and the Underwriters shall have the right to purchase, severally and not jointly, up to         Additional Shares at the Purchase Price, provided, however, that the amount paid by the Underwriters for any Additional Shares shall be reduced by an amount per share equal to any dividends declared by the Company and payable on the Firm Shares but not payable on such Additional Shares. The Representatives may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Shares to be purchased by the Underwriters and the date on which such shares are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Shares nor later than ten business days after the date of such notice. Additional Shares may be purchased as provided in Section 6 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. On each day, if any, that Additional Shares are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Shares (subject to such adjustments to eliminate fractional shares as the Representatives may determine) that bears the same proportion to the total number of Additional Shares to be purchased on such Option Closing Date as the number of Firm Shares set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Shares.
     Each Seller hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.
     The restrictions contained in the preceding paragraph shall not apply to (a) the Shares to be sold hereunder, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) transactions by the Selling Shareholder relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the offering of the Shares, provided that no filing under Section 16(a) of the Exchange Act, shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (d) transfers by a Selling Shareholder of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, (e) distributions by a Selling Shareholder of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the Selling Shareholder; provided that in the case of any transfer or distribution pursuant to clause (d) or (e), (i) each donee or distributee shall enter into a written agreement accepting the restrictions set forth in the preceding paragraph and this paragraph as if it were a Selling Shareholder and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made in respect of the transfer or distribution during the 180-day restricted period, or (f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that such plan does not provide for the transfer of Common Stock during the 180-day restricted period and no public announcement or filing under the Exchange Act regarding the establishment of such plan shall be required of or voluntarily made by or on behalf of the undersigned or the Company. In addition, the Selling Shareholder, agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period ending 180 days after the date of the Prospectus, make any demand for, or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The Selling Shareholder consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of any Shares held by the Selling Shareholder except in compliance with the foregoing restrictions. Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The Company shall promptly notify the Representatives of any earnings release, news or event that may give rise to an extension of the initial 180-day restricted period.
     5. Terms of Public Offering. The Sellers are advised by the Representatives that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in the Representatives’ judgment is advisable. The Sellers are further advised by the Representatives that the Shares are to be offered to the public initially at $      a share (the “Public Offering Price”) and to certain dealers selected by the Representatives at a price that represents a concession not in excess of $     a share under the Public Offering Price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of $       a share, to any Underwriter or to certain other dealers.
     6. Payment and Delivery. Payment for the Firm Shares to be sold by each Seller shall be made to such Seller in Federal or other funds immediately available in New York City against delivery of such Firm Shares for the respective accounts of the several Underwriters at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, NY 10004, or at such other places as shall be agreed upon by the Representatives and the Company, at 10:00 a.m., New York City time, on       , 2010, or at such other time on the same or such other date, not later than      , 2010, as shall be designated in writing by the Representatives. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Shares shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Additional Shares for the respective accounts of the several Underwriters at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 4 or at such other time on the same or on such other date, in any event not later than       , 2010, as shall be designated in writing by the Representatives.
     The Firm Shares and Additional Shares shall be registered in such names and in such denominations as the Representatives shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Shares and Additional Shares shall be delivered to the Representatives on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment of the Purchase Price therefor.
     7. Conditions to the Underwriters’ Obligations. The obligations of the Sellers to sell the Shares to the Underwriters and the several obligations of the

Underwriters to purchase and pay for the Shares on the Closing Date are subject to the condition that the Registration Statement shall have become effective not later than       (New York City time) on the date hereof.
     The several obligations of the Underwriters are subject to the following further conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus; and
     (iii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the business or operations of the Adviser from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in the judgment of the Representatives, is material and adverse and that makes it, in the judgment of the Representatives, impracticable to market the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) (i) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 7(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
          (ii) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Adviser, to the effect that the representations and warranties of the Adviser contained in this Agreement are true and correct as of the Closing Date and that the Adviser has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificates may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Underwriters shall have received on the Closing Date:
          (i) an opinion of Squire, Sanders & Dempsey L.L.P., outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A hereto;
          (ii) an opinion of Morrison Cohen LLP, counsel for the Selling Shareholder, dated the Closing Date, to the effect set forth in Exhibit B hereto;
          (iii) an opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, dated the Closing Date.
     With respect to opinion (xxv) of Exhibit A hereto, Squire, Sanders & Dempsey L.L.P. and Fried, Frank, Harris, Shriver & Jacobson LLP, and with respect to opinion (vi) of Exhibit B hereto, Morrison Cohen LLP, may state that their opinions and beliefs are based upon their participation in the preparation of the Registration Statement, the Time of Sale Prospectus and the Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification, except as specified. With respect to clause (c)(ii) above, Morrison Cohen LLP may rely upon an opinion or opinions of other counsel for the Selling Shareholder and, with respect to factual matters and to the extent such counsel deems appropriate, upon the representations of the Selling Shareholder contained herein and in the Custody Agreement and Power of Attorney of the Selling Shareholder and in other documents and instruments; provided that (A) each such counsel for the Selling Shareholder is satisfactory to counsel for the Underwriters, (B) a copy of each opinion so relied upon is delivered to the Underwriters and is in form and substance satisfactory to counsel for the Underwriters, (C) copies of such Custody Agreements and Powers of Attorney and of any such other documents and instruments shall be delivered to the Underwriters and shall be in form and substance satisfactory to counsel for the Underwriters and (D) Morrison Cohen LLP shall state in their opinion that they are justified in relying on each such other opinion.
     The opinions of Squire, Sanders & Dempsey L.L.P. and Morrison Cohen LLP described in clauses (c)(i) and (c)(ii) above (and any opinions of counsel for the Selling Shareholder referred to in the immediately preceding paragraph) shall be rendered to the Underwriters at the request of the Company or the Selling Shareholder, as the case may be, and shall so state therein.

     (d) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from McGladrey & Pullen LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (e) The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between the Underwriters and certain shareholders, officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock or certain other securities, delivered to the Underwriters on or before the date hereof, shall be in full force and effect on the Closing Date.
     The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the delivery to the Underwriters on the applicable Option Closing Date of such documents as the Representatives may reasonably request with respect to the good standing of the Company, the due authorization and issuance of the Additional Shares to be sold on such Option Closing Date and other matters related to the issuance of such Additional Shares.
     8. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To furnish to the Representatives, without charge, signed copies of the Registration Statement (including exhibits thereto) and for delivery to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) and to furnish to the Representatives in New York City, without charge, prior to 10:00 a.m. New York City time on the business day next succeeding the date of this Agreement and during the period mentioned in Section 8(d) or 8(e) below, as many copies of the Time of Sale Prospectus, the Prospectus and any supplements and amendments thereto or to the Registration Statement as the Representatives may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to the Representatives a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which the Representatives reasonably object, and to file with the Commission within the applicable period specified in Rule 497(h) under the Securities Act any prospectus required to be filed pursuant to such Rule.

     (c) To furnish to the Representatives a copy of all promotional materials (including “road show slides” or “road show scripts”) prepared by the Company or the Adviser for use in connection with the offering and sale of the Shares and not to use or refer to any such materials to which the Representatives reasonably object.
     (d) If the Time of Sale Prospectus is being used to solicit offers to buy the Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (e) If, during such period after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (f) To endeavor to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request.

     (g) To make generally available to the Company’s security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (h) To use reasonable efforts to maintain its status as a business development company under the Investment Company Act; provided, however, that the Company may only cease to be, or withdraw its election to be treated as, a business development company with the approval of its Board of Directors and a vote of stockholders as required by Section 58 of the Investment Company Act.
     (i) To use reasonable efforts to qualify and elect to be treated as a regulated investment company under Subchapter M of the Code and to maintain such qualification and election in effect for each full fiscal year during which it is a business development company under the Investment Company Act.
     (j) To retain qualified accountants and qualified tax experts (i) to test procedures and conduct annual compliance reviews designed to determine compliance with the regulated investment company provisions of the Code and the Company’s exempt status under the Investment Company Act and (ii) to otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the regulated investment company provisions of the Code and the Company’s exempt status under the Investment Company Act.
     9. Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, the Sellers agree to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel, the Company’s accountants and counsel for the Selling Shareholder in connection with the registration and delivery of the Shares under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Shares to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Shares under state securities laws and all expenses in connection with the qualification of the Shares for offer and sale under state securities laws as provided in Section 8(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the Financial Industry Regulatory Authority, Inc., (v) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Common Stock and all costs and expenses incident to listing the Shares on the NASDAQ Global Market, (vi) the cost of printing certificates representing the Shares, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement, and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 10 entitled “Indemnity and Contribution” and the last paragraph of Section 12 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Shares by them and any advertising expenses connected with any offers they may make.
     The provisions of this Section shall not supersede or otherwise affect any agreement that the Sellers may otherwise have for the allocation of such expenses among themselves.
     10. Indemnity and Contribution. (a) The Company and the Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein.
     (b) The Selling Shareholder agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any road show, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto. The liability of the Selling Shareholder under the indemnity agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by the Selling Shareholder under this Agreement.
     (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Shareholder, the directors of the Company, the officers of the Company who sign the Registration Statement and each person, if any, who controls the Company or the Selling Shareholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, or the Prospectus or any amendment or supplement thereto.
     (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 10(a), 10(b) or 10(c), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Selling Shareholder and all persons, if any, who control the Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons and affiliates of any Underwriters, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. In the case of any such separate firm for the Selling Shareholder and such control persons of the Selling Shareholder, such firm shall be designated in writing by the person named as attorney-in-fact for the Selling Shareholder under the Power of Attorney. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (e) To the extent the indemnification provided for in Section 10(a), 10(b) or 10(c) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(e)(i) above but also the relative fault of the indemnifying party or parties on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Sellers on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by each Seller and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate Public Offering Price of the Shares. The relative fault of the Sellers on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The liability of the Selling Shareholder under the contribution agreement contained in this paragraph shall be limited to an amount equal to the aggregate Public Offering Price of the Shares sold by the Selling Shareholder under this Agreement.
     (f) The Sellers and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(e) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (g) The indemnity and contribution provisions contained in this Section 10 and the representations, warranties and other statements of the Company and the Selling Shareholder contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter, the Selling Shareholder or any person controlling the Selling Shareholder, or the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Shares.
     (h) Notwithstanding any other provision of this Section 10, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the Investment Company Act.
     11. Termination. The Underwriters may terminate this Agreement by notice given by the Representatives to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade or other relevant exchanges, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or other relevant jurisdiction shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     12. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Firm Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 12 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Shares and the aggregate number of Firm Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Shareholder for the purchase of such Firm Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Shareholder. In any such case either the Representatives or the relevant Sellers shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Option Closing Date, the non-defaulting

Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of any Seller to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason any Seller shall be unable to perform its obligations under this Agreement, the Sellers will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     13. Entire Agreement. (a)This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Shares, represents the entire agreement between the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other, with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Shares.
     (b) The Company acknowledges that in connection with the offering of the Shares: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, (iii) the Underwriters may have interests that differ from those of the Company and (iv) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Shares.
     14. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     15. Tax Disclosure. Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Company (and each employee, representative or other agent of the Company) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.
     16. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     17. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     18. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to the Representatives in care of Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department, and UBS Securities LLC, 299 Park Avenue, New York, New York 10171, with a copy to             ; if to the Company shall be delivered, mailed or sent to John C. Bombara, 76 Batterson Park Road, Farmington, Connecticut 06032, and if to the Selling Shareholder shall be delivered, mailed or sent to             .

Very truly yours, HORIZON TECHNOLOGY FINANCE CORPORATION
By:
Name:
Title:

HORIZON TECHNOLOGY FINANCE MANAGEMENT LLC
By:
Name:
Title:

COMPASS HORIZON PARTNERS, L.P.
By:
Attorney-in Fact

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
UBS Securities LLC

Acting severally on behalf of themselves and the several
       Underwriters named in Schedule I hereto

              Morgan Stanley & Co. Incorporated

By:
Name:
Title:

UBS Securities LLC
By:
Name:
Title:

By:
Name:
Title:

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